UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

Avid Bioservices, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Avid Bioservices, Inc., a Delaware corporation (the “Company”) by Space Finco, Inc., a Delaware corporation (“Parent”), pursuant to the terms of an Agreement and Plan of Merger, dated November 6, 2024, by and among the Company, Parent and Space Mergerco, Inc., a Delaware corporation and a wholly owned subsidiary of Parent.  The items included below were first used or made available on December 18, 2024.

1. Press Release and Stockholder Letter

Avid Bioservices Recommends Stockholders Vote FOR Value Maximizing Transaction

Files Definitive Proxy Statement and Mails Letter to Stockholders

Tustin, CA, December 18, 2024 — Avid Bioservices, Inc. (NASDAQ: CDMO) (“Avid” or the “Company”), a dedicated biologics contract development and manufacturing organization (“CDMO”) working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies, today announced that it has commenced mailing definitive proxy materials and a letter to stockholders in connection with its pending transaction with GHO Capital Partners LLP (“GHO”) and Ampersand Capital Partners (“Ampersand”).

The Special Meeting to vote on the transaction is scheduled for January 30, 2025, and Avid stockholders of record as of December 11, 2024, are eligible to vote at the Special Meeting.

The letter to stockholders highlights:

•	How the transaction with GHO and Ampersand delivers significant, immediate and certain cash value to Avid stockholders;

•	The robust process conducted by the Avid Board of Directors maximizes value for stockholders; and

•	The transaction de-risks for stockholders Avid’s future as a standalone company.

The full text of the letter follows:

December 18, 2024

Dear Fellow Avid Bioservices Stockholders,

We are reaching out to let you know that you need to take action to realize the full value of your Avid Bioservices investment. Specifically, you need to vote FOR the pending transaction with GHO Capital Partners LLP (“GHO”) and Ampersand Capital Partners (“Ampersand”).

We firmly believe the transaction is in the best interest of all Avid stockholders as it:

✔	Provides significant, immediate and certain cash value to Avid stockholders;

✔	Reflects a robust process conducted by the Board to ensure we are maximizing value; and

✔	De-risks for stockholders Avid’s future as a standalone company.

Our Board of Directors unanimously recommends stockholders to vote “FOR” the transaction today.

Delivering Significant, Immediate and Certain Cash Value to Avid Stockholders

The $12.50 per share all-cash consideration provides a significant premium to Avid stockholders across multiple time periods at a compelling valuation.

$12.50 Per share in cash	$1.1 Billion Enterprise value	13.8% Premium to Avid’s closing share price of $10.98 on November 6, 2024, the last full trading day prior to the transaction announcement (the “Unaffected Date”)
63.8% premium to the Company's closing price of $7.63 on June 4, 2024, the last trading day prior to GHO and Ampersand’s June 5 Initial Proposal	21.9% premium to the Company’s 20-day VWAP ending on the Unaffected Date	24.4% premium to the Company’s 90-day VWAP ending on the Unaffected Date
50.1% premium to the Company’s 6-month VWAP ending on the Unaffected Date	207.1% premium to the Company’s 52-week low ending on the Unaffected Date	6.5x multiple to management forecasted FY2025E revenue

The Avid Board Conducted a Competitive Process to Maximize Value

By the Numbers

The Avid Board of Directors is committed to maximizing the value for Avid stockholders. That is why the Board conducted a thoughtful, exhaustive and deliberate process that thoroughly tested buyer interest, with support from its legal and financial advisors, after receiving an initial unsolicited offer from GHO and Ampersand to acquire the Company for $10.50 per share in cash.

As detailed in our proxy, our Board and management team know our industry and the players in it well, having previously explored other potential strategic transactions and conducted diligence as part of those efforts. We did not proceed with those potential alternatives as our Board did not believe they created the most value for stockholders.

When GHO and Ampersand made initial offers to acquire the Company, the Board reviewed them and rejected them as not sufficiently valuing the Company. The Board considered the Company’s standalone prospects, the risks and uncertainties of continuing to execute its standalone plans and the ability of Avid stockholders to adequately recognize the future value of Avid’s reasonable expectations for growth.

The Board also conducted a process, which included outreach to at least 24 most likely strategic and financial buyers to gauge interest in a potential sale of the company. That process resulted in confidential discussions with seven parties and culminated with non-binding proposals from GHO and Ampersand and another party.

After a period of back-and-forth communication with each party, the Board determined to proceed with GHO’s and Ampersand’s increased proposal. Ultimately, the process and negotiations with GHO and Ampersand resulted in five improvements to price and a 19% price improvement from the original unsolicited offer.

The Board is confident that this robust process has led to the value maximizing outcome for stockholders.
12 Board meetings since receipt of initial unsolicited offer to discuss the process
24 Most likely strategic and financial buyers engaged to explore interest in acquiring the Company
5 Improvements to the GHO and Ampersand offer resulting from the robust process and negotiations
19% Price improvement from the initial unsolicited offer

The Transaction De-Risks Avid’s Future as a Standalone Company

We are incredibly proud of the progress that we have made as a public company. That said, in evaluating the transaction, our Board considered factors that could impact our standalone financial and operating results going forward. These included, among others:

•
Industry-wide Macroeconomic Headwinds: There are a range of challenges facing the biologics manufacturing industry, including uncertainty around the recovery in biotech funding, increased volatility resulting from escalating political and global trade tensions that could disrupt supply chains, and increasing competition.

•	Additional Investments Needed: While Avid has made a number of strategic investments in the business over the last several years, more is needed to capitalize on the Company’s growth potential.

•
Updated Go-Forward Growth Expectations as a Public Company: As part of its review of potential strategic alternatives, the Board requested that Moelis prepare a financial analysis on Avid management’s probability-adjusted five-year plan for fiscal years 2025 through 2029. That review indicated that the Company’s growth prospects were below its own previous guidance as well as analysts’ consensus. Therefore, the Board determined that the transaction with GHO and Ampersand represented a value maximizing outcome for Avid stockholders, providing superior risk-adjusted value and certainty of execution. We encourage stockholders to read more about these financial projections and the financial analysis conducted by our financial advisor in our supplemental proxy filing materials.

We believe the transaction pays stockholders fair value for the investments Avid has made to date and eliminates for stockholders the execution risk of Avid continuing to operate on a standalone basis.

YOUR VOTE MATTERS: TAKE ACTION AND VOTE TODAY

We strongly encourage you to get your vote “FOR” the transaction today so, you can obtain significant, immediate and certain value for your Avid investment.

Regardless of how many shares you own, your vote matters. You can vote online, by phone or by signing and returning the proxy card that was mailed with the Company’s definitive proxy materials.

Thank you for your continued support.

Sincerely,

The Avid Bioservices Board of Directors

The Avid Board of Directors Unanimously Recommends that Avid Stockholders Vote “FOR” the proposed transaction with GHO and Ampersand.

Vote TODAY online, by telephone or by signing and returning the enclosed proxy card.

If you have questions or need assistance voting your shares, please contact:

7 Penn Plaza
New York, New York 10001
U.S. & Canada Toll-Free: 1-800-322-2885
Elsewhere Call Collect: +1-212-929-5500
Or
Email: proxy@MacKenziePartners.com

Advisors

Moelis & Company LLC is serving as exclusive financial advisor to Avid, and Cooley LLP is serving as legal counsel to Avid.

About Avid Bioservices, Inc.

Avid Bioservices (NASDAQ: CDMO) is a dedicated CDMO focused on development and CGMP manufacturing of biologics. The Company provides a comprehensive range of process development, CGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With more than 30 years of experience producing biologics, Avid's services include CGMP clinical and commercial drug substance manufacturing, bulk packaging, release and stability testing and regulatory submissions support. For early-stage programs the Company provides a variety of process development activities, including cell line development, upstream and downstream development and optimization, analytical methods development, testing and characterization. The scope of our services ranges from standalone process development projects to full development and manufacturing programs through commercialization. www.avidbio.com

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company has filed a proxy statement with the U.S. Securities and Exchange Commission (“SEC”) with respect to a special meeting of stockholders to be held in connection with the proposed transaction. Promptly after filing the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the proxy statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the proposed transaction at the SEC’s website (http://www.sec.gov). Copies of the preliminary and definitive versions of the proxy statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the proposed transaction will also be available, free of charge, at the Company’s investor relations website (https://ir.avidbio.com/sec-filings). The information provided on, or accessible through, our website is not part of this press release, and therefore is not incorporated herein by reference.

PARTICIPANTS IN THE SOLICITATION

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for the 2024 annual meeting of stockholders, which was filed with the SEC on August 28, 2024 (the “Annual Meeting Proxy Statement”). Please refer to the sections captioned “Security Ownership of Certain Beneficial Owners, Directors and Management,” “Director Compensation,” and “Executive Compensation-Outstanding Equity Awards at Fiscal Year-End” in the Annual Meeting Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC: Form 4, filed by Nicholas Stewart Green on October 11, 2024, Form 4, filed by Richard A. Richieri on October 11, 2024, Form 4, filed by Matthew R. Kwietniak on October 11, 2024, and Form 4, filed by Matthew R. Kwietniak on October 15, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Annual Meeting Proxy Statement, the definitive proxy statement related to the proposed transactions and such other materials may be obtained as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” which include, but are not limited to, all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future, or the completion or effects of the proposed sale of Avid to GHO and Ampersand. In some cases, these statements include words like: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most recent filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2024 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at http://www.sec.gov.

The forward-looking statements included in this information statement are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contacts:

Avid Bioservices

Stephanie Diaz (Investors)
Vida Strategic Partners
415-675-7401
sdiaz@vidasp.com

Tim Brons
Vida Strategic Partners
415-675-7402
tbrons@vidasp.com

Bob Marese / John Bryan (For Voting Inquiries)
MacKenzie Partners, Inc.
1-800-322-2885
proxy@MacKenziePartners.com

Aaron Palash / Allison Sobel (Media)
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

2. LinkedIn Post
Avid Stockholders: You need to take action today to realize the full value of your Avid Bioservices investment. Specifically, you need to vote FOR the pending transaction with @GHO Capital Partners LLP and @Ampersand Capital Partners.

We firmly believe the transaction is in the best interest of all Avid stockholders as it:

✔	Provides significant, immediate and certain cash value to Avid stockholders;

✔	Reflects a robust process conducted by the Board to ensure we are maximizing value; and

✔	De-risks for stockholders Avid’s future as a standalone company.

We filed our definitive proxy materials and mailed a letter to stockholders in advance of the Special Meeting to vote on the transaction that is scheduled for January 30, 2025. Stockholders as of December 11, 2024, are entitled to vote in connection with the meeting.

Learn more about why our Board recommends that you vote FOR the transaction today: https://ir.avidbio.com/static-files/3da1c4fd-e25c-4254-94af-a9139092da3f